Exhibit 1.1

3,993,055 Shares

(subject to increase up to 4,592,013 shares

in the event of an oversubscription)

NEWPORT BANCORP, INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

May 15, 2006

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Newport Bancorp, Inc., a Maryland corporation (the “Company”), and Newport Federal Savings Bank, a federal savings bank (the “Bank”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of 3,993,055 shares (subject to increase up to 4,592,013 shares in the event of an oversubscription) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company are hereinafter called the “Securities.” In addition, as described herein, the Company expects to contribute shares of Common Stock in an amount equal to 8.0% of the shares of Common Stock sold in the Offerings (as hereinafter defined) to the NewportFed Charitable Foundation (the “Foundation”), such shares hereinafter being referred to as the “Foundation Shares”.

The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion, as amended (the “Plan”), adopted, by the Board of Directors of the Bank pursuant to which the Bank intends to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to the Bank’s tax qualified employee benefit plans, including the Employee Stock Ownership Plan (the “ESOP”) (collectively, the “Employee Plans”) and to certain current and former depositors of the Bank and former depositors of Westerly Savings Bank rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in

Newport and Washington Counties, Rhode Island, in a direct community offering (the “Community Offering” and together with the Subscription Offering, as each may be extended or reopened from time to time, the “Subscription and Community Offering”) to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings,” and the conversion of the Bank from mutual to stock form, the acquisition of all of the to be issued and outstanding capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, subject to the approval of the establishment of the Foundation by the depositors of the Bank and compliance with the conditions imposed by the Conversion Regulations (as hereinafter defined), the Company will contribute the Foundation Shares which shall consist of newly issued shares of Common Stock in an amount equal to 8.0% of the Securities sold in the Offering, or between 236,111 and 319,445 shares of Common Stock (subject to increase in certain circumstances to 367,361 shares).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-132582), including a related prospectus, for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) or (c) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Bank, the Company and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Company and the Bank acknowledge appears only in the third sentence of the section entitled “Summary-Market for Newport Bancorp’s Common Stock” and the fourth sentence of the first paragraph of the section entitled “Market for the Common Stock” of the Prospectus).

(ii) At the time of filing the Registration Statement and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it is required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, will retain such issuer free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities the Company will file or retain such issuer free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii) As of the Applicable Time, none of the Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase securities.

“Statutory Prospectus” as of any time means the Prospectus that is included in the Registration Statement or filed pursuant to Rule 424 of the Securities Act Regulations immediately prior to the Applicable Time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) or (b) of Section 2(a)(10) of the Securities Act Regulations.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide” electronic road show, as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(iv) Other than the Issuer-Represented General Use Free Writing Prospectus specified in Schedule A, neither the Company nor the Bank will issue any Issuer-Represented Free Writing Prospectus prior to completion of the Offerings other than press releases which will not include any more information therein than permitted by the provisions of Rule 134 of the Securities Act Regulations and are otherwise not deemed a free writing prospectus as defined in Rule 405 of the Securities Act Regulations. Neither the Company nor the Bank will issue prior to completion of the Offerings any Issuer Represented Limited-Use Free Writing Prospectus. Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs as event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(v) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the “OTS”), the Company’s application for approval of its acquisition of the Bank (the “Holding Company Application”) on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners’ Loan Act, as amended (“HOLA”), and the regulations promulgated thereunder. By letter dated May 12, 2006, the Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

(vi) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual savings banks to stock form (the “Conversion Regulations”), the Bank has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”), including copies of the Bank’s Proxy Statement, dated May 22, 2006, relating to the Conversion (the “Proxy Statement”), and the Prospectus. The OTS has, by letter dated May 12, 2006, approved the Conversion Application, and by letter dated May 15, 2006, approved the Proxy Statement and Prospectus; each of such approvals remain in full force and effect and no order has been issued by the OTS suspending or revoking such approvals and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of the approval of the Conversion Application and the Proxy Statement and Prospectus and at the Closing Time referred to in Section 2, the Conversion Application and the Proxy Statement and Prospectus complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

(vii) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

(viii) Neither the SEC nor the OTS has, by order or otherwise, prevented or suspended the use of the Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings and no action by or before any such governmental entity to prevent or suspend the use of the Proxy Statement, the Prospectus or any supplemental sales literature is pending, or to the best knowledge of the Company and the Bank, threatened.

(ix) At the Closing Time referred to in Section 2, the Company and the Bank will have completed the conditions precedent to the Conversion and the establishment of the Foundation in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

(x) RP Financial, LC. (“RP Financial”), which prepared the valuation of the Bank as part of the Conversion, has advised the Company and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

(xi) Wolf & Company PC, the accountants which certified the financial statements of the Bank included in the Registration Statement have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), and such accountants are, with respect to the Company and the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Securities Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (“Exchange Act Regulations”).

(xii) The financial statements and the related notes thereto included in the Registration Statement and the Prospectus and the General Disclosure Package present fairly the financial position of the Bank at the dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and, neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus or the General Disclosure Package.

(xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the General Disclosure Package, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company and the Bank considered as one enterprise.

(xiv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Rhode Island. The Company is not required to be qualified as a foreign corporation in any other jurisdiction in order to conduct its business. The Company will be a registered savings and loan holding company under HOLA. Upon consummation of the Conversion, the only subsidiary of the Company will be the Bank.

(xv) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the

Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights.

(xvi) The Bank, as of the date hereof, is a federally chartered savings bank in mutual form and upon consummation of the Conversion will be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company and the Bank are in all material respects in compliance therewith; neither the Company nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise; and the Bank is validly existing and in good standing under the laws of the United States and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise. The Bank has no direct or indirect subsidiaries.

(xvii) The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders of the Bank will be duly established in accordance with the requirements of the Plan and the Conversion Regulations. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(xviii) Upon consummation of the Conversion, the authorized capital stock of the Bank will be 10,000 shares of common stock, par value $1.00 per share (the “Bank Common Stock”) and 1,000 shares of preferred stock, par value $1.00 per share (the “Bank Preferred Stock”), and the issued and outstanding capital stock of the Bank will be 1,000 shares of Bank Common Stock and no shares of the Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock or any shares of Bank Preferred Stock.

(xix) The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the contribution of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the OTS; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

(xx) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Company and the Bank, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business consistent with past practice.

(xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(xxiii) Neither the Company nor the Bank is in violation of its articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and neither the Company nor the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise.

(xxiv) The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and the Bank and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company and the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise; nor will such action result in any violation of the provisions of the articles of incorporation or charter or bylaws of the Company or the Bank, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

(xxv) No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company or the Bank, is imminent or threatened; and the Company and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise.

(xxvi) The Company and the Bank have good and marketable title to all properties and assets for which ownership is material to the business of the Company or the Bank and to those properties and assets described in the Prospectus and the General Disclosure Package as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company and the Bank considered as one enterprise; and all of the leases and subleases material to the business of the Company or the Bank under which the Company or the Bank hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the Company and the Bank in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights or general principles of equity).

(xxvii) Neither the Company nor the Bank are in violation of any directive from the Commission, the OTS or the FDIC or any other governmental entity to make any material change in the method of conducting their respective businesses; the Bank has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, the OTS and the FDIC). Neither the Company nor the Bank is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank which, in the reasonable judgment of the Company or the Bank, is expected to result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or the Bank.

(xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company or the Bank which is required to be disclosed in the Registration Statement or the General Disclosure Package (other than as disclosed therein), or which might result in any material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion or the performance of this Agreement; all pending legal or governmental proceedings to which the Company or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or the Bank which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

(xxix) The Company and the Bank have obtained opinions of their outside legal and tax counsel, Muldoon Murphy & Aguggia LLP (“Muldoon Murphy”), with respect to the legality of the Securities to be issued and the Foundation Shares and the federal income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank nor the Company has taken or will take any action inconsistent therewith.

(xxx) The Company and the Bank have received a letter from Wolf with respect to the tax consequences of the Conversion under the laws of the State of Rhode Island; the facts and representations upon which such letter is based are truthful, accurate and complete in all material respects; and neither the Bank nor the Company has taken or will take any action inconsistent therewith.

(xxxi) The Company is not and, upon completion of the Conversion and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxii) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Bank included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise.

(xxxiii) To the knowledge of the Company and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8.0% of the Common Stock issued in the Conversion (including the foundation shares), none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxiv) To the knowledge of the Company, except as set forth in Schedule B hereto, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Company’s or Bank’s officers or directors. Neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and the General Disclosure Package; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except for the letter agreements set forth in Schedule B hereto and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Company and the Bank in connection with the Offerings, and no person is being compensated in any manner for such services.

(xxxv) The Company and the Bank each carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(xxxvi) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvii) The Company and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. The Bank is in compliance in all material respects with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and the Bank, threatened regarding the Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(xxxviii) The Company and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xxxix) The records of eligible account holders, supplemental eligible account holders and other depositors are accurate and complete in all material respects.

(xl) The Company and the Bank are each in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and the Bank, respectively, would have any liability; neither the Company nor the Bank has incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company and the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xli) Neither the Company nor the Bank nor any properties owned or operated by the Company or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and the Bank considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank threatened, relating to the liability of any property owned or operated by the Company or the Bank, under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xlii) The Company and the Bank have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company and the Bank have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company or the Bank.

(xliii) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities and the Foundation Shares quoted on the National Market System of the NASD’s Automated Quotation System (“Nasdaq National Market”) effective as of the Closing Time referred to in Section 2 hereof.

(xliv) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Exchange Act and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

(xlv) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(xlvi) There is no contract or other document of a character required to be described in the Registration Statement or the Prospectus or the General Disclosure Package or to be filed as an exhibit to the Registration Statement or Conversion Application which is not described or filed as required.

(xlvii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been (or will be) evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission and (C) are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus and the General Disclosure Package or are not material to the Company and the Bank considered as one enterprise; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(xlviii) Except as described in the Prospectus and the General Disclosure Package, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (i) of the Company or the Bank to pay dividends or make any other distributions on the Company’s or the Bank’s capital stock (with respect to the Bank, subsequent to the Closing Time) or (ii) of the Company or the Bank (A) to pay any indebtedness owed to the Company or the Bank, or (B) to make any loans or advances to, or investments in, the Company or the Bank, or (C) to transfer any of its property or assets to the Company or the Bank.

(xlvix) Neither the Company nor the Bank has relied upon the Agent or Agent’s counsel for any legal, tax or accounting advice in connection with the Conversion.

(l) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(li) The merger of Westerly Savings Bank with and into the Bank (the “Bank Merger”) consummated in October 2005 was conducted in accordance in all material respects with the Bank Merger Application filed with the OTS with respect to the Bank Merger (the “BMA Application”) and the terms and conditions of the approval of the Bank Merger by the OTS by letter dated August 15, 2005.

(b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to the Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Sandler O’Neill as their Agent to consult with and advise the Company and the Bank, and to assist the Company and the Bank with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company and the Bank with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O’Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors of the Bank the financial and securities marketing implications of the independent appraiser’s appraisal of the common stock; (iii) reviewing all offering documents, including the Prospectus and the General Disclosure Package, stock order forms and related offering materials (it being understood that preparation and filing, to the extent required, of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of both the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers’ agreement (the “Selected Dealers’ Agreement”). Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealers’ Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O’Neill and Selected Dealers shall not exceed 6.5% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sander O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

If any of the Securities remain available after the expiration of the Subscription and Community Offering and the Syndicated Community Offering, the Company and the Bank agree to offer Sandler O’Neill the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Sandler O’Neill and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the “Purchase Agreement”). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Bank and Sandler O’Neill relating to the firm commitment underwriting of any securities, and Sandler O’Neill may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Sandler O’Neill of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Sandler O’Neill’s commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Sandler O’Neill, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if the total minimum of the Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Muldoon Murphy, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a) One percent (1.0%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) by any foundation or charitable organization established by the Bank in connection with the Conversion, and (iii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

(b) with respect to any Securities sold by an NASD member firm (other than Sandler

O’Neill) under the Selected Dealers’ Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers’ Agreement, (ii) any sponsoring dealer’s fees; and (iii) a management fee to Sandler O’Neill of one percent (1.0%). Any fees payable to Sandler O’Neill and other NASD members for Securities sold by Sandler O’Neill under any such agreement shall be limited to an aggregate of six and one-half percent (6.5%) of the purchase price of the Securities sold by Sandler O’Neill and other NASD member firms under such Selected Dealer’s Agreement.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its documented out-of-pocket expenses actually incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to the Agent in the amount of $50,000, which shall be credited against any fees or reimbursement of documented expenses actually incurred which are payable hereunder. To the extent that the actual expenses incurred or fees due hereunder aggregate less than such amount, Agent will reimburse such excess amount to the Bank.

SECTION 3. COVENANTS OF THE COMPANY. The Company and the Bank covenant with the Agent as follows:

(a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of each of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Security Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Security Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) The Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Holding Company Application, the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the

Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) or (c) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(e) The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(f) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the Nasdaq, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(h) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(i) The Company authorizes Sandler O’Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(j) The Company will make generally available to its security holders as soon as practicable, but not later than 14 months after the effective date of the Registration Statement (as defined by Rule 158(c) of the Securities Act Regulations, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(k) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(l) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent, unless available on the Commission’s EDGAR System (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(m) The Company and the Bank will conduct the Conversion including the formation and operation of the Foundation in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS.

(n) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(o) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(p) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing for quotation the Common Stock on the Nasdaq National Market and, once listed on the Nasdaq National Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq Stock Market. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(q) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

(r) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc.’s Conduct Rules.

(s) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(t) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and with the OTS in connection with their approval of, the Conversion Application, including those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action which will result in the possible loss of the Foundation’s tax exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

(u) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(v) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w) The Company or the Bank will furnish to Sandler O’Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank which have been read by Wolf, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x) Each of the Company and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Stock Market and the OTS.

(y) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

(z) During the period in which the Prospectus is required to be delivered, the Company and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(aa) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(bb) The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc) The Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement, the Conversion Application and the Holding Company Application, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company’s and the Bank’s counsel, accountants, appraiser and other advisors, (v) the qualification of the

Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fees and disbursements of the Company’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent actually incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable documented out of pocket expenses actually incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent’s counsel, up to a maximum of $50,000 with respect to the expenses contemplated by this clause (ii). All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses actually incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of Closing Time, of Muldoon Murphy, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Rhode Island.

(iii) The Bank is validly existing as a federal savings bank chartered under the laws of the United States of America and, at the Closing Time, will be duly organized and validly existing in stock form.

(iv) The Bank has the authority to transact business in the State of Rhode Island.

(v) Each of the Company and the Bank has the full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement.

(vi) The authorized capital stock of the Company consists of 19,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding; immediately upon consummation of the Conversion and the Offerings and the issuance of the Foundation Shares to the Foundation the issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under “Capitalization”.

(vii) Immediately upon consummation of the Conversion and the Offerings, the authorized capital stock of the Bank will consist of 10,000 shares of common stock, par value $1.00 per share, and 1,000 shares of serial preferred stock, par value $1.00 per share; when issued in accordance with the Plan, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued, fully paid and non-assessable and owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance and exempt from registration under the Securities Act pursuant to Section (3)(a)(5) thereof.

(viii) The Securities and the Foundation Shares have been duly authorized for issuance and sale, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be validly issued, fully paid and nonassessable.

(ix) The issuance of the Securities and the Foundation Shares is not subject to preemptive rights arising by operation of federal or state laws and regulations or the Company’s articles of incorporation.

(x) To such counsel’s actual knowledge, the Company and the Bank have conducted the Offerings and the establishment and funding of the Foundation in accordance with applicable requirements of the Conversion Regulations, the Plan and the letters from the OTS dated May 12, 2006 and May 15, 2006 approving the Conversion Application, including the establishment and funding of the Foundation, and declaring the Prospectus effective (which letters, to such counsel’s actual knowledge, are the only such letters received from the OTS relating to the approval of the Conversion Application and the effectiveness of the Prospectus), and have satisfied all conditions precedent to the issuance of the Securities imposed upon them by the OTS under the terms of the OTS’s written approval of the Conversion Application; and, to the such counsel’s actual knowledge, no person has sought to obtain review of the final action of the OTS in approving the Conversion Application (which includes the Plan which provides for the establishment of the Foundation).

(xi) The Bank is a member in good standing of the Federal Home Loan Bank of Boston and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

(xii) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 583.20 as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion Application, a copy of which was provided to the Agent prior to the Closing Time; and the issuance of the Foundation Shares to the Foundation is registered pursuant to the Registration Statement.

(xiii) The OTS has approved the Holding Company Application and the Conversion Application; to such counsel’s actual knowledge such approval remains in full force and effect and no action by the OTS to suspend the effectiveness of such approval or to suspend the Offerings is pending or threatened and no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application or the Conversion Application; the Holding Company Application and the Conversion Application comply as to form in all material respects with the applicable requirements of the application Form H-(e)1-S and Form AC, as the case may be (it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Holding Company Application or the Conversion Application, (ii) in passing upon the compliance as to form of the Holding Company Application and the

Conversion Application, counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise provided in such counsel’s opinion, and (iii) no opinion need be rendered with respect to the business plan or the appraisal report) and, to such counsel’s actual knowledge, includes all documents required to be filed as exhibits thereto; and, to the such counsel’s actual knowledge, no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application.

(xiv) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth, and the consummation of the transactions contemplated hereby, (A) have been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, (B) will not violate the articles of incorporation or bylaws of the Company or the charter or bylaws of the Bank, and (C) will not result in a breach of or default, or result in the creation of any lien, charge or encumbrance under any agreement filed as an exhibit to the Registration Statement.

(xv) The Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(xvi) The Registration Statement has been declared effective by the Commission under the Securities Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and that no proceedings for such purpose have been initiated or threatened by the Commission.

(xvii) The Prospectus has been declared effective and the Proxy Statement has been cleared by the OTS and, such counsel has been advised by the OTS’ staff that no order suspending the effectiveness of the Prospectus or the clearance of the Proxy Statement has been issued by the OTS and that no proceedings for such purpose have been initiated or threatened by the OTS.

(xviii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement and the issuance of the Securities pursuant to the Plan, except as may be required under the securities or “Blue Sky” laws of various jurisdictions as to which no opinion need be rendered.

(xix) At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the applicable requirements under the Securities Act and the Securities Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete, except as otherwise set forth in paragraph (xxii).

(xx) The form of certificate used to evidence the Common Stock complies with the requirements of Maryland law.

(xxi) To such counsel’s actual knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company or the Bank which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

(xxii) The statements in the Prospectus under the caption “Description of Newport Bancorp, Inc. Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, including the Common Stock, and under the captions “Risk Factors - Risks Related to the Formation of the Charitable Foundation - Our contribution to NewportFed Charitable Foundation may not be tax deductible, which could hurt our profits,” “Our Dividend Policy,” “Our Business - Legal Proceedings”, “Federal and State Taxation” (as to federal taxation only), “Regulation and Supervision,” “The Conversion and Stock Offering - Effects of Conversion to Stock Form,” and “- Material Income Tax Consequences,” “NewportFed Charitable Foundation - Tax Considerations,” and “Restrictions on Acquisitions of Newport Bancorp, Inc. and Newport Federal Savings Bank” insofar as they purport to summarize matters of law or to describe documents referred to therein, are accurate summaries and descriptions in all material respects.

(xxiii) To such counsel’s actual knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto that are not described or filed, and the descriptions thereof or references thereto are correct and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement or covenant contained in any contract or document so described or filed.

(xxiv) The Plan and the establishment and funding of the Foundation have been duly authorized by all necessary corporate action by the Company and the Bank.

(xxv) To such counsel’s actual knowledge, the Company and the Bank in stock form are currently not in violation of their respective articles of incorporation, charter and bylaws.

(xxvi) The Company is not and, after giving effect to the offer and the sale of the Securities and the application of the net proceeds as described in the Prospectus under the caption “Use of Proceeds”, will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(2) The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P. (“Elias Matz”), counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (vi), (vii), (viii), (ix) (solely as to preemptive rights arising by operation of law), (xiii), (xiv), (xv), (xvi), (xviii) and (xix) and such other matters as the Agent may reasonably require.

(3) In giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Muldoon Murphy and Elias Matz shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective and as of the date of such statement or that the Prospectus and the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement). In giving their opinions, Muldoon Murphy and Elias Matz may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and Elias Matz may also rely on the opinion of Muldoon Murphy.

(c) At Closing Time referred to in Section 2, the Company and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Conversion.

(d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus and the General Disclosure Package, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Bank and the Chief Financial Officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus and the General Disclosure Package other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

(e) At the Closing Time, the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Bank and the Chief Financial Officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement and the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus and the General Disclosure Package fairly present the financial condition and results of operations of the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company and the Bank is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to Wolf and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s and the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Company’s and the Bank’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and the Bank’s internal controls.

(f) At the time of the execution of this Agreement, the Agent shall have received from Wolf a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company and the Bank within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Wolf set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank included in the Registration Statement, the Prospectus and the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus and the General Disclosure Package, (B) the unaudited amounts of net interest income and net income set forth under “Selected Financial and Other Data” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt of the Bank or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank, in each case as compared with the amounts shown in the December 31, 2005 balance sheet included in the Registration Statement or, (D) during the period from December 31, 2005 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank, except in all instances for increases or decreases which the Registration Statement and the Prospectus and the General Disclosure Package disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and the General Disclosure Package and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Bank identified in such letter.

(g) At Closing Time, the Agent shall have received from Wolf a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(h) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

(i) At Closing Time, the Agent shall have received a letter from RP Financial, dated as of the Closing Time, confirming its appraisal.

(j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

(a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof.

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent (i) it arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information or (ii) that is primarily attributable to the gross negligence, willful misconduct or bad faith of the Agent.

(b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package (or any amendment or supplement thereto), in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to reimburse the Agent or such other person for all reasonable and necessary out-of-pocket expenses incurred by it or them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each director of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company or the Bank, or the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company’s securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by RP Financial is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to December 31, 2006.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of Michael Lacovara, General Counsel, facsimile number (212) 466-7996; notices to the Company and the Bank shall be directed to either of them at 100 Bellevue Avenue, Newport, Rhode Island 02840, attention of Kevin M. McCarthy, President and Chief Executive Officer with a copy to Lawrence M.F. Spaccasi, Esq., Muldoon Murphy & Aguggia, LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated January 21, 2005, by and between the Agent and the Company and the Bank, relating to the Agent’s providing conversion agent services to the Company and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

Very truly yours,

NEWPORT BANCORP, INC.

By:	/s/ Kevin M. McCarthy
Title:	President and Chief Executive Officer

NEWPORT FEDERAL SAVINGS BANK

By:	/s/ Kevin M. McCarthy
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,

  as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Michael Lacovara
Name:	Michael Lacovara
Title:	An Officer of the Corporation